INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-60149, 33-60147, 33-24553, 33-6150 and 33-44881 on Form S-8 of our reports dated January 27, 1999 (which express an unqualified opinion and which report on the financial statements includes an explanatory paragraph relating to the Company changing its method of accounting for internal-use software development costs as described in Note 1) included or incorporated by reference in the Annual Report on Form 10-K of Church & Dwight Co., Inc. for the year ended December 31, 1998.



Deloitte & Touche LLP
Parsippany, New Jersey
March 26, 1999


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